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                                                                     Exhibit 5.1
                                  Marcoux Allen
                   Marcoux, Allen, Abbott, Schomer & Bower PC
                            145 South Jackson Street
                             Jackson, Michigan 49201






                                                  February 4, 2002


Sparton Corporation
2400 E. Ganson Street
Jackson, Michigan  49202


Ladies and Gentlemen:

         We have served as counsel to Sparton Corporation (the "Company") in connection with the preparation of the Registration Statement (Form S-8) to be filed by the Company on February 8, 2002, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the issuance in the manner described in the Registration Statement of 260,000 shares of the Company's Common Stock, par value $1.25 per share (the "Common Stock"), pursuant to the Amended and Restated Sparton Corporation Stock Incentive Plan dated October 24, 2001.

         We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that (1) the Company is duly incorporated and validly existing as a corporation in good standing under the laws of Ohio and (2) the Common Stock, when issued in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                              (s) Robert T. Kendall III
                                            ------------------------------
                                            Robert T. Kendall III